Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southern California Edison Company of our report dated February  22, 2018 relating to the consolidated financial statements and financial statement schedule, which appears in Southern California Edison Company's Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 27, 2018